Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wabash National Corporation 2025 Omnibus Incentive Plan of our reports dated February 18, 2025, with respect to the consolidated financial statements of Wabash National Corporation and the effectiveness of internal control over financial reporting of Wabash National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

May 16, 2025